                               EXHIBIT 10(af)

           Confidential treatment has been applied for with respect to certain provisions of this Exhibit, which provisions have been omitted from this Exhibit, marked with an asterisk (*) and filed separately with the SEC.

                         CUSTOMER SUPPORT AGREEMENT

                      (ALF 502 SERIES TURBOFAN ENGINES)




                                   BETWEEN




                   ALLIEDSIGNAL AEROSPACE-ENGINE DIVISION


                                      AND


                        ATLANTIC SOUTHEAST AIRLINES INC.




                                 SEPTEMBER 1995

                                     INDEX

Articles:
         I.      Basic Product Support Program
         II.     Engine Warranty Program
         III.    Deleted
         IV.     Engine Reliability Guarantee Program
         V.      Engine Introductory Assistance
         VI.     Deleted
         VII.    Force Majeure
         VIII.   Notices
         IX.     Term & Termination
         X.      General Provisions
                 A.  Applicable Laws
                 B.  Assignment
                 C.  Entire Agreement
                 D.  Non-Disclosure
                 E.  Indemnity
                 F.  Remedies Cumulative
                 G.  Captions
                 H.  Non-Waiver
                 I.  Precedence
                 J.  Patent or Copyright Infringement

Sections:
         1.      Engine Warranty Program Terms and Conditions
         2.      General Warranty ("GW")
         3.      Service Life Warranty ("SLW")
         4.      Deleted
         5.      Engine Reliability Guarantee Program Profile
         6.      Basic Engine Caused Unscheduled Removal Rate Guarantee
         7.      Basic Engine In-Flight Shutdown Rate Guarantee
         8.      Engine Delay & Cancellation Rate Guarantee
         9.      Engine Introductory Assistance

CUSTOMER SUPPORT AGREEMENT
- --------------------------

THIS AGREEMENT made and entered into as of the __________day of ________________1995, by and between AlliedSignal Inc., a Delaware corporation, acting through its ALLIEDSIGNAL ENGINES business, a unit of AlliedSignal Aerospace, with offices at 111 South 34th Street, Phoenix, AZ 85072 (hereinafter called "ALLIEDSIGNAL") and Atlantic Southeast Airlines, Inc., having a place of business at 100 Hartsfield Centre, Suite 800, Atlanta, GA 30354-1356 (hereinafter called "CUSTOMER").

WHEREAS, CUSTOMER intends to lease a fleet of five (5) BAe 146-200 Series Aircraft manufactured by British Aerospace Limited; and

WHEREAS, each such Aircraft is to be equipped with four (4) used ALLIEDSIGNAL ALF 502R-5 Turbofan Engines; and

WHEREAS, ALLIEDSIGNAL is prepared to offer CUSTOMER a support program for such Engines (including spare engines) and CUSTOMER desires to participate in such program.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the receipt of which is hereby acknowledged by the parties, it is agreed as follows:

ARTICLE I - BASIC PRODUCT SUPPORT PROGRAM
- -----------------------------------------

A. ALLIEDSIGNAL agrees to provide those basic Product Support Services for the Engines as defined in Appendix A attached hereto which is incorporated by reference as if fully set forth herein. The provisions of this Customer Support Agreement are in addition to and do not reduce or eliminate the obligation of ALLIEDSIGNAL to the CUSTOMER under the terms and conditions of the Engine Maintenance Cost Protection Program Agreement.

ARTICLE II - ENGINE WARRANTY PROGRAM
- ------------------------------------

A. ALLIEDSIGNAL agrees to provide a Warranty Program with respect to the Engines.

B.       The terms and conditions of such Warranty Program are set forth in
         Section 1 through 3, attached hereto and made a part of this Agreement.

ARTICLE III - Deleted
- ---------------------

ARTICLE IV - ENGINE RELIABILITY GUARANTEE PROGRAM
- -------------------------------------------------

A. ALLIEDSIGNAL agrees to provide a Reliability Guarantee Program with respect to the Engines.

B. The terms and conditions of such Reliability Guarantee Program are set forth in Sections 5 through 8, attached hereto and made a part of this Agreement.

ARTICLE V - ENGINE INTRODUCTORY ASSISTANCE
- ------------------------------------------

A. ALLIEDSIGNAL agrees to provide an Engine Introductory Assistance Program with respect to the Engines.

B. The terms and conditions of such assistance are set forth in Section 9, attached hereto and made a part of this Agreement.

ARTICLE VI - Deleted
- --------------------

The following ARTICLES, hereto referred to by title only, apply to this Customer Support Agreement, with the wording and effectivity of each ARTICLE being identical to that as written and applied to the EMCPP Agreement.

ARTICLE VII - FORCE MAJEURE
- ---------------------------

ARTICLE VIII - NOTICES
- ----------------------

Whenever any notice is required to be given by either party to the other, such notice shall be by telegraph or in writing and shall be addressed as follows:

    To ALLIEDSIGNAL:

             ALLIEDSIGNAL
             111 S. 34th Street                   Telefax:      (602) 231-3433
             Phoenix, AZ 85072                    Telephone:    (602) 231-2309
             Attn: Director, Regional Turbofan Program

    To CUSTOMER:

             Atlantic Southeast Airlines, Inc.
             Macon Municipal Airport              Telefax:      (912) 788-9588
             Macon, Georgia 31297                 Telephone:    (912) 784-0318
             Attention: Bill Hinson - V.P. Technical Services

Such notices shall be effective from the date of receipt. Change of addresses may be accomplished by notice to the other party without changing this Agreement.

ARTICLE IX - TERM AND TERMINATION
- ---------------------------------

ARTICLE X - GENERAL PROVISIONS
- ------------------------------

I.       Precedence

         Purchase orders placed with ALLIEDSIGNAL are subject to the "Terms and Conditions" of the EMCPP Agreement which shall take precedence over any other terms and conditions appearing on CUSTOMER's or ALLIEDSIGNAL'S order forms.

J.       Patent or Copyright Infringement

         ALLIEDSIGNAL shall indemnify and defend CUSTOMER against all claims and proceedings based upon actual or alleged infringement of any patent or copyright by any Items furnished by ALLIEDSIGNAL to CUSTOMER hereunder or based upon actual or alleged misappropriation or wrongful use of any proprietary or confidential information involving any such Item, provided that ALLIEDSIGNAL is notified by CUSTOMER of such claims or proceedings with reasonable promptness. CUSTOMER shall furnish all reasonable assistance required by ALLIEDSIGNAL to defend itself against any claims and proceedings initiated by third parties.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement to be effective as of the day and year first above written.


                 ALLIEDSIGNAL INC.
                 ALLIEDSIGNAL ENGINES

                 /s/ Jon Beatty
                 --------------------------------------
                 (Signature)

                  Jon Beatty
                 --------------------------------------
                 (Name)

                  Regional Turbofan Program Director
                 --------------------------------------
                 (Title)

                  9/29/95
                 --------------------------------------
                 (Date)


                 Atlantic Southeast Airlines, Inc.

                  /s/ George F. Pickett
                 --------------------------------------
                 (Signature)

                  George F. Pickett
                 --------------------------------------
                 (Name)

                  Chairman/CEO
                 --------------------------------------
                 (Title)

                  10/3/95
                 --------------------------------------
                 (Date)

SECTION 1:                ENGINE WARRANTY TERMS AND CONDITIONS
- ----------                ------------------------------------

1.1 ALLIEDSIGNAL shall provide to CUSTOMER the following warranties in respect of Engines and Parts supplied by ALLIEDSIGNAL whether directly to CUSTOMER or through another agent of ALLIEDSIGNAL.

         A. A General Warranty in the terms set out in Section 2 hereof, and

         B. A Service Life Warranty in the terms set out in Section 3 hereof.

1.2 Unless otherwise stated herein, warranty periods as defined in such warranties, whether expressed in calendar periods or flying hours, shall commence from the date of delivery of each Aircraft to CUSTOMER.

1.3 ALLIEDSIGNAL shall assign the benefits of such warranties to third parties who purchase or lease Engines or Parts thereof from CUSTOMER prior to the expiry of the relevant warranty periods provided notification of such purchases or leases are made to ALLIEDSIGNAL within 28 days and provided that the terms of the warranties specified in paragraph 1.1 of this Section 1 may be renegotiated where reasonably required by ALLIEDSIGNAL.

1.4 Notwithstanding that CUSTOMER may be simultaneously entitled under the several warranties contained in Section 2 and 3 inclusive of this
         Section:

         A. ALLIEDSIGNAL shall not be obliged to meet any claim made by CUSTOMER under one or more such warranties where to do so would result in CUSTOMER being indemnified, compensated or otherwise relieved again for the same incident or occurrence in respect of which CUSTOMER has already received from ALLIEDSIGNAL indemnity, compensation or other relief; and

         B. While CUSTOMER shall have the right to elect under which one or more of such warranties it brings claim or claims CUSTOMER shall not so marshall its claims that the intention of sub-paragraph A above is circumvented.

1.5 THE OBLIGATION OF ALLIEDSIGNAL TO PERFORM MAINTENANCE UNDER THIS AGREEMENT IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, REPRESENTATIONS AND/OR REMEDIES, EXCEPT AS OUTLINED WITHIN THE CUSTOMER SUPPORT AGREEMENT, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL OTHER OBLIGATIONS OR LIABILITIES, RIGHTS OR CLAIMS, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, OR UNDER ANY OTHER THEORY OF RELIEF (INCLUDING BUT NOT LIMITED TO STRICT LIABILITY AND NEGLIGENCE ON ALLIEDSIGNAL'S PART). [*]

[*]



SECTION 2:                GENERAL WARRANTY ("GW")
- ----------                -----------------------

Herein is set forth the General Warranty provided by ALLIEDSIGNAL.

2.1      ALLIEDSIGNAL hereby warrants subject to the provisions hereof that:

         (a) All ALLIEDSIGNAL Engines and Modules supplied fitted to BAe 146 series Aircraft on delivery,

         (b) All new Engines and Modules supplied by ALLIEDSIGNAL TO CUSTOMER as spares, and

         (c)     All new Parts supplied by ALLIEDSIGNAL TO CUSTOMER as Spares,

shall, at time of delivery, comply with the relevant specification and be free from defect in workmanship, materials, or design having regard to the state of the art at the date of design.

Any such Item or Part thereof unserviceable by its nonconformance to the above, or rendered unserviceable as a result of nonconformance in another such Part, shall be rectified by ALLIEDSIGNAL pursuant to terms below. Unserviceability may be by failure, breakage, damage, malfunction, or abnormal deterioration.

         (d) All Engines, Modules, and Parts supplied by ALLIEDSIGNAL after overhaul or repair by ALLIEDSIGNAL shall, at the time of delivery, comply with the relevant specification and be free from defect in workmanship and materials supplied in the repair or overhaul, and each new Part installed shall be free from defect in material, workmanship or design having regard to the state of the art at the time of design.

         In any such Item, any such Part unserviceable by its nonconformance to the above shall be rectified by ALLIEDSIGNAL pursuant to terms below.

- ----------------------------------------------------------------------------------------------------------------
 WARRANTED ITEM                       WARRANTY PERIOD                        WARRANTY CHARGE
- ----------------------------------------------------------------------------------------------------------------
 All Items listed in                  Two years from delivery of each        No direct charge
 paragraph 2.1(a) above               Aircraft to CUSTOMER or for the
                                      first 2000 flying hours whichever
                                      first expires
- ----------------------------------------------------------------------------------------------------------------
 All Items listed in paragraph        Two years from the date of dispatch    No direct charge
 2.1(b) and (c) above                 from  ALLIEDSIGNAL of the Item or
                                      for the first 2000 flying hours
                                      whichever first expires
- ----------------------------------------------------------------------------------------------------------------
 All Items listed in paragraph        After repair or overhaul, two years    No direct charge
 2.1(d) above                         from dispatch from ALLIEDSIGNAL, or
                                      1000 flying hours from first use,
                                      whichever first expires
- ----------------------------------------------------------------------------------------------------------------
 Any new Item listed Table 2.A        For the flying hours, stated in        No direct charge up to first
 attached hereto                      Table 2.A attached hereto over a       2000 flying hours and then
                                      calendar period not to exceed that     prorata from no charge at the
                                      stated above as respectively           first 2000 flying hours to full
                                      applicable to Items listed in          price at end of the flying hours
                                      2.1(a), (b), and (c)                   stated in Table 2.A
- ----------------------------------------------------------------------------------------------------------------

2.2 In all cases, charges incurred associated with Engine and QEC removal and installation, transportation, taxes and insurance shall be borne by CUSTOMER.

2.3 ALLIEDSIGNAL shall not be obligated to accept any claim under this GW in the event that the equipment or Part which is the subject of the claim has been subjected to damage resulting from ingestion of birds, snow and ice, salt corrosion or any maintenance, overhaul, installation, handling, alteration or modification, experimental running, storage, operation or use not in accordance with the applicable ALLIEDSIGNAL instructions; or has been operated on fuels or lubricants other than those specifically identified in the Technical Specification (unless such subjection is at the hands of ALLIEDSIGNAL or its servants); or has suffered an accident, misuse or neglect (otherwise than while in ALLIEDSIGNAL possession) unless there is reasonable evidence that the occurrence of such event was not the primary cause of the claim. Further ALLIEDSIGNAL shall not be liable under this warranty to replace expendable and standard consumable hardware.

2.4 Any claim under this GW shall be submitted within 90 days of discovery of the nonconformance.

2.5 Rectification required in paragraph 2.1 shall be by repair or replacement of the nonconforming Item or any Part thereof at the option of ALLIEDSIGNAL. Rectification shall be made diligently and shipment shall be without delay. The provisions of this GW shall apply to each rectified Item and its warranty period commencement and service time accumulation shall be deemed that of its corresponding nonconforming Item at the time of withdrawal from service.

2.6 Subject to ALLIEDSIGNAL'S agreement (which agreement shall not be withheld unreasonably) CUSTOMER may elect to carry out a warranted rectification by repair within the terms of this GW. In the event of such election:

         A. ALLIEDSIGNAL shall reimburse to CUSTOMER the costs of such repair. Such costs shall be assessed on a fair and reasonable basis.

         B. ALLIEDSIGNAL shall be under no liability whatsoever in respect of workmanship or material used in such repair other than for spare Parts pursuant to paragraph 2.1(c) or (d).

2.7      Deleted

2.8 ALLIEDSIGNAL shall have no liability under this GW otherwise than as expressly provided in the foregoing paragraphs hereof.

- ------------------------------------------------------------
                             TABLE 2.A
                     PRORATA NEW PARTS WARRANTY
- ------------------------------------------------------------
 Warranted Flying Hours Since      3000      4000      5000
 New:
- ------------------------------------------------------------
 FAN ROTOR ASSEMBLY
 ------------------
 Fan Disc                                               x
- ------------------------------------------------------------
 Fan Blade                          x
- ------------------------------------------------------------
 Supercharger Disc                            x
- ------------------------------------------------------------
 Supercharger Blade                 x
- ------------------------------------------------------------
 Fan Stator (casing)                          x
- ------------------------------------------------------------
 Supercharger Stator (inlet)        x
- ------------------------------------------------------------
 Supercharger Stator (exit)         x
- ------------------------------------------------------------
 REDUCTION GEARS
 ---------------
- ------------------------------------------------------------
 Bell Gear                                    x
- ------------------------------------------------------------
 Planet Gears                       x
- ------------------------------------------------------------
 Sun Gear                           x
- ------------------------------------------------------------
 Planet Gear Carrier                          x
- ------------------------------------------------------------
 COMPRESSOR
 ----------
- ------------------------------------------------------------
 Axial Blades                       x
- ------------------------------------------------------------
 Spacers                                                x
- ------------------------------------------------------------
 Disc                                                   x
- ------------------------------------------------------------
 Shaft                                        x
- ------------------------------------------------------------
 Centrifugal Compressor             x
- ------------------------------------------------------------
 Stators                            x
- ------------------------------------------------------------
 Compressor Housing                                     x
- ------------------------------------------------------------
 COMBUSTOR
 ---------
- ------------------------------------------------------------
 Liner                              x
- ------------------------------------------------------------
 Housing                            x
- ------------------------------------------------------------
 HIGH PRESSURE TURBINE
 ---------------------
- ------------------------------------------------------------
 1st Turbine Blades                 x
- ------------------------------------------------------------
 1st Turbine Disc                                       x
- ------------------------------------------------------------
 1st & 2nd Stage Sealing Plates               x
- ------------------------------------------------------------
 Spacer                                                 x
- ------------------------------------------------------------


- -----------------------------------------------------------------
                             TABLE 2.A
                     PRORATA NEW PARTS WARRANTY
- -----------------------------------------------------------------
 Warranted Flying Hours Since           3000      4000      5000
 New:
- -----------------------------------------------------------------
 2nd Stage Blades                        x
- -----------------------------------------------------------------
 2nd Stage Disc                                              x
- -----------------------------------------------------------------
 Low Pressure Turbine
 --------------------
- -----------------------------------------------------------------
 3rd Stage Blade                         x
- -----------------------------------------------------------------
 3rd Stage Disc                                              x
- -----------------------------------------------------------------
 Power Shaft                                                 x
- -----------------------------------------------------------------
 4th Stage Blades                        x
- -----------------------------------------------------------------
 4th Stage Disc                                              x
- -----------------------------------------------------------------
 Main Engine Bearings                    x
- -----------------------------------------------------------------
 Gearbox (case, shaft, drive, gears,     x
 bearings)
- -----------------------------------------------------------------
 Oil Tank                                x
- -----------------------------------------------------------------
 All other Parts                         x
- -----------------------------------------------------------------
 Accessories As Identified Below         x
- -----------------------------------------------------------------
 Lube and Scavenge Pump                  x
- -----------------------------------------------------------------
 Fuel/Oil Heat Exchanger                 x
- -----------------------------------------------------------------
 Fuel Flow Divider                       x
- -----------------------------------------------------------------
 Thermocouple Harness                    x
- -----------------------------------------------------------------
 NH & NL Speed Pick-Up                   x
- -----------------------------------------------------------------
 Ignition Exciter                        x
- -----------------------------------------------------------------
 Air Bleed Actuator                      x
- -----------------------------------------------------------------
 Drain Valve                             x
- -----------------------------------------------------------------
 Overspeed Controller                    x
- -----------------------------------------------------------------
 Anti-Icing Valve                        x
- -----------------------------------------------------------------
 Fuel Ecology Valve                      x
- -----------------------------------------------------------------
 Fuel Valve                              x
- -----------------------------------------------------------------
 Fuel Control Unit                       x
- -----------------------------------------------------------------
 In-Line Fuel Filter                     x
- -----------------------------------------------------------------
 Main Fuel Filter                        x
- -----------------------------------------------------------------
 Gearbox Chip Detector                   x
- -----------------------------------------------------------------

SECTION 3:                SERVICE LIFE WARRANTY ("SLW")
- ----------                -----------------------------

Herein is set forth the SLW provided by ALLIEDSIGNAL.

3.1 ALLIEDSIGNAL hereby warrants subject to the provisions hereof that the Parts listed in Table 3.A, below, supplied by ALLIEDSIGNAL or an agent of ALLIEDSIGNAL TO CUSTOMER for use with the BAE146 series Aircraft, shall be approved for the warranted service life stated in said table.

3.2 In the event that any life restriction is imposed by the Airworthiness Authority or ALLIEDSIGNAL upon any such Part held by CUSTOMER with the result that the said Part is no longer approved for its warranted service life as herein defined, ALLIEDSIGNAL undertakes to make available a replacement Part or at its option a modified Part free from life restriction at a price to be determined in accordance with the formula:

                 P = C x T/N

           where P =      the price to be paid for the replacement Part or
                          modified Part

                 C = the price which would, apart from the undertaking, be payable by CUSTOMER to ALLIEDSIGNAL for the replacement or modified Part at the time of replacement.

                 T= mandatory retirement life imposed in respect of the replaced Part and published in ALLIEDSIGNAL service bulletins or the actual life achieved by the replaced part, whichever is the greater.

                 N=       warranted service life of the replaced Part.

- ------------------------------------------------------------------------------------------------------
                                         TABLE 3.A
- ------------------------------------------------------------------------------------------------------
 Fan & Supercharger Discs                  The warranted service life is 80% of the service
                                           life specified in the applicable revision to
                                           ALLIEDSIGNAL'S Service Bulletin No. ALF502-72-002 in
                                           effect at the date of the Agreement


- -----------------------------------
 Compressor Discs, Spacers &
 Impeller
- -----------------------------------
 Turbine Discs, Sealing Plate,
 Spacers & Shaft
- -----------------------------------

SECTION:  4             DELETED
- -----------             -------

SECTION:  5             ENGINE RELIABILITY GUARANTEE PROGRAM PROFILE
- -----------             --------------------------------------------

This Section provides a profile and general understandings regarding the reliability guarantees provided by ALLIEDSIGNAL to CUSTOMER. Except as provided herein, definitions applicable to the guarantees are set forth in Appendix B attached hereto which are incorporated by reference as if fully set forth herein.

5.1 ALLIEDSIGNAL herein provides CUSTOMER the following guarantees in respect of Engines and Parts supplied by ALLIEDSIGNAL whether directly to CUSTOMER or through an agent of ALLIEDSIGNAL.

         A. Basic Engine Unscheduled Removal Rate Guarantees in the terms set out in Section 6 hereof.

         B. Basic Engine In-Flight Shutdown Rate Guarantee in the terms set out in Section 7 hereof, and

         C. Engine Delay And Cancellation Rate Guarantee in the terms set out in Section 8 hereof.

5.2 Unless otherwise stated herein, guarantee periods as defined in the following Sections shall commence at the time of delivery of the first BAe146 series Aircraft delivered to CUSTOMER.

5.3 Notwithstanding that CUSTOMER may be simultaneously entitled under the several guarantees contained in Sections 6 through 8 inclusive of this
         Agreement:

         A. ALLIEDSIGNAL shall not be obliged to meet any claim made by CUSTOMER under one or more such guarantees where so to do would result in CUSTOMER being indemnified, compensated or otherwise relieved again for the same incident or occurrence in respect of which CUSTOMER has already received from ALLIEDSIGNAL indemnity, compensation or other relief; and

         B. While CUSTOMER shall have the right to elect under which one or more of such guarantees it brings claim or claims CUSTOMER shall not so marshall its claims that the intention of sub-paragraph A above is circumvented.

5.4 THE OBLIGATION OF ALLIEDSIGNAL TO PERFORM MAINTENANCE UNDER THIS AGREEMENT IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, REPRESENTATIONS AND/OR REMEDIES, EXCEPT AS OUTLINED WITHIN THE CUSTOMER SUPPORT AGREEMENT, EXPRESS OR IMPLIED, INCLUDING ANY

         IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL OTHER OBLIGATIONS OR LIABILITIES, RIGHTS OR CLAIMS, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, OR UNDER ANY OTHER THEORY OF RELIEF (INCLUDING BUT NOT LIMITED TO STRICT LIABILITY AND NEGLIGENCE ON ALLIEDSIGNAL'S PART). [*]




5.5      BASIC UNDERSTANDINGS
         --------------------

         A. The basic understandings set forth herein with respect to CUSTOMER's intended utilization of the Aircraft and expected maintenance practices and procedures are material to ALLIEDSIGNAL'S willingness to offer the described guarantees. Changes in any of the basic understandings shall be considered a material change entitling ALLIEDSIGNAL to an adjustment in the guarantees set forth in the following Sections hereof and in any other provisions of this Section as may be affected thereby.

         B. A basic understanding is that CUSTOMER must maintain the recommended level of spare ALF 502-R5 engine(s) to support the BAe146 Aircraft fleet.

         C. A basic understanding is that all maintenance, repairs, and overhaul will be performed by CUSTOMER and/or ALLIEDSIGNAL, or a ALLIEDSIGNAL approved facility.

         D. A basic understanding is that CUSTOMER's Flying Time shall average [*] to [*] minutes per flight and annual utilization
                 shall average   [*]   Flight Hours per year per Aircraft.  A
                 material change shall be considered to have occurred should CUSTOMER's Flying Time average less than [*] minutes per flight or its aggregate average annual utilization fall below [*] Flight Hours per Aircraft during the Relevant Period.

         E.      A basic understanding is that once the CUSTOMER has reached a
                 fleet of   [*] Aircraft, CUSTOMER must fully operate not less
                 than   [*]      BAe146 Aircraft in its fleet to benefit from
                 this Engine Reliability Guarantee Program.

         F.      Deleted.

                 G. WITHIN THE FIRST YEAR OF OPERATION AND BASED UPON CUSTOMER REVENUE OPERATIONS, CUSTOMER AND
                          ALLIEDSIGNAL WILL JOINTLY ESTABLISH A FLEET AVERAGE MISSION PROFILE (TEMPERATURE/TIME) FOR THE CUSTOMER'S FLEET (TGT IN C DEGREE/TIME IN MINUTES) FOR TAKEOFF, CLIMB AND CRUISE EQUATING TO AN CUSTOMER FLEET AVERAGE DERATE OF 10%. A BASIC UNDERSTANDING IS THAT THE CUSTOMER WILL OPERATE THE AIRCRAFT IN SUCH A MANNER THAT THE FLEET AVERAGE OF THE INDIVIDUAL AIRCRAFT MISSION PROFILE WEIGHTED AVERAGE TEMPERATURES ESTABLISHED ABOVE WILL NOT BE EXCEEDED.

                          A material change shall have occurred should the fleet average of the individual Aircraft mission profile weighted average temperatures vary upward by [*] or more from the above specified value for a given Accounting Period. To verify compliance with these temperature parameters, ALLIEDSIGNAL may conduct periodic audits of the flight data and periodic audits of the flight crew operating practices and procedures being followed by the CUSTOMER's fleet.


5.6      GENERAL OBLIGATIONS
         -------------------

         The reliability guarantees provided herein are binding upon ALLIEDSIGNAL only so long as CUSTOMER shall:

         1. Maintain, in a format to be agreed upon with ALLIEDSIGNAL, a daily performance and status report (to also include operating time and cycles and pertinent trend monitoring data) for each Engine. The CUSTOMER shall accumulate and provide such reports to ALLIEDSIGNAL within 15 days after the end of each calendar month together with any other pertinent records which may reasonably be required by ALLIEDSIGNAL for administration of this Agreement.

                 The CUSTOMER shall also keep a detailed maintenance and utilization history of the Engines to a standard agreed between ALLIEDSIGNAL and CUSTOMER and have supplied to ALLIEDSIGNAL such certified records as may reasonably be required by ALLIEDSIGNAL.

         2. Maintain an accurate record of Parts used, condemned or repaired in maintaining and repairing the Engines.

         3. Operate, trend monitor, maintain and rectify or Repair the Engines and Parts supplied by ALLIEDSIGNAL in the manner specified by CUSTOMER and/or ALLIEDSIGNAL in the following documents:

                 BAe 146 Aircraft Maintenance Manual
                 BAe 146 CAA Approved Flight Manual

                 BAe 146 Operations Manual
                 BAe 146 MRB Report

                 ALLIEDSIGNAL ALF502R Engine Manual
                 ALLIEDSIGNAL Parts Re-work Procedures
                 ALLIEDSIGNAL Service Bulletins and Service Letters ALLIEDSIGNAL Written Instructions

         4. Implement and utilize Reduced Thrust or Optimum Power Management procedures as defined in the BAe146 FAA/CAA Approved Flight Manual. Operation of the Aircraft pursuant to this Agreement is to be such that the Engine temperature shall not exceed the time weighted average operating temperature set forth in 5.5 G. above. Compliance shall be evidenced in part by flight crew operating practices, policies or procedures published by the CUSTOMER.

         5.      Utilize only oils and fuel qualified by ALLIEDSIGNAL.

         6. Accept ALLIEDSIGNAL'S reasonable offers to provide free of charge technical service support by qualified personnel and/or corrective engineering design changes and implement those recommendations which may be reasonably requested by ALLIEDSIGNAL'S technical support personnel.

         7. Install within a reasonable time after optional Service Bulletin release all new or used serviceable free of charge Parts or modifications supplied by ALLIEDSIGNAL at its sole discretion, provided Parts/modification(s) is within CUSTOMER'S capability to perform.

         8. Not permit the installation of any Item on an Engine that was not authorized by ALLIEDSIGNAL for such purpose.

         9. Accurately identify each Engine change and notify ALLIEDSIGNAL within 5 working days as to the Aircraft in which each Engine is operating.

         10. Use only ALLIEDSIGNAL approved Items in support of its Engines.

5.7      EXCLUSIONS
         ----------

         Engine reliability discrepancies attributable to the following are not to be included in the accounting of chargeable events:

         1. Removal of Engine/Module which is repairable on wing but removed for the convenience of CUSTOMER.

         2. Damage caused by Parts, Engines, Modules, or Accessories not originally purchased from ALLIEDSIGNAL or repaired in accordance with ALLIEDSIGNAL repair criteria/specifications or that have been involved in an accident or other event beyond the control of ALLIEDSIGNAL.

         3. Use of replacement Parts proprietary to ALLIEDSIGNAL purchased other than from ALLIEDSIGNAL, except for standard hardware and accessories or during a default by ALLIEDSIGNAL.

         4. Mechanical failures caused by errors or failures of CUSTOMER's personnel or non-compliance with established maintenance or operating practices or instructions, or failure of CUSTOMER's personnel to take timely action to prevent recurrent defects;

         5.      Tools, test rigs or test equipment inaccuracies.

         6. Mechanical failures attributable to neglect, misuse, droppage, accident, use of repair procedures not approved by ALLIEDSIGNAL, or other event beyond the control of ALLIEDSIGNAL;

         7.      Deleted

         8.      Deleted

         9. Routine servicing such as the addition of oil, or fuel and oil filter maintenance, unless such servicing is attributable to mechanical failure of a Part or system;

         10. Maintenance attributable to ingestion of birds, snow, ice or salt corrosion.

         11. Failure to report events to ALLIEDSIGNAL at the specified review time period together with the circumstances of each event complete with elapsed time involved and details of apparent causes thereof.

SECTION 6:       BASIC ENGINE CAUSED UNSCHEDULED REMOVAL RATE GUARANTEE
- ----------       ------------------------------------------------------

6.1      GUARANTEE STATEMENT
         -------------------

         ALLIEDSIGNAL Guarantees that the ALF 502R-5 fleet average Basic Engine Unscheduled Removal Rate will not exceed [*] per [*] Engine Flight Hours on a cumulative basis for a period of five years commencing with the initiation of operation of the first ALF 502R-5 powered BAe146 Series Aircraft.

6.2      REMEDY
         ------

         Under the provision of the Plan, ALLIEDSIGNAL will provide a credit of
                       [*] for each excess removal. Credit adjustments will be made annually on a cumulative-to-date basis.
         Should CUSTOMER return the Aircraft per the provisions of the Aircraft Leases, any outstanding credit notes due CUSTOMER will be paid to CUSTOMER by ALLIEDSIGNAL.

6.3      DEFINITIONS
         -----------

         1.      Basic Engine Caused Unscheduled Removal

                 A removal which was not selectable for the time and place of removal, resulting from an Engine malfunction while being used and maintained in the manner for which it was designed and which was not externally induced.

                 Engine removals where line-replaceable units or Accessory Gear Box Module replacement would have corrected Engine distress are not chargeable, nor are removals which result from scheduled hot section inspections.

         2.      Non-Basic Engine Caused Unscheduled Removal (Externally
                 Caused)

                 An Engine Removal as a result of an externally induced condition unrelated to the basic Engine, e.g. Bird Ingestion, Airframe Supplied Component(s) Failure, Build Error other than the Original Equipment Manufacturer, Maintenance Error, etc.

         3.      Scheduled Removal

                 An Engine Removal brought about as a result of the engine's life having approached or achieved a previously defined limit, or, to perform maintenance at defined intervals to retain an engine in a serviceable condition.

6.4      ACCOUNTING
         ----------

         1. Credits due under this guarantee shall be reviewed Bi-annually with annual adjustments.

         2. At the end of each six (6) month interval of the Accounting period CUSTOMER shall submit to ALLIEDSIGNAL a report of scheduled Aircraft revenue flight hours and Basic Engine Caused Unscheduled Engine Removals occurring during the previous six (6) calendar month period, which ALLIEDSIGNAL shall have reasonable opportunity to verify.

                 3. If at the end of each Accounting Period the cumulative total of chargeable removals to date exceeds the cumulative total of allowable removals to date, ALLIEDSIGNAL shall credit CUSTOMER U.S. dollars [*] for each chargeable removal in excess of the allowable number of removals, less the net aggregate of any reimbursements already made for previous Accounting Periods. Should the net aggregate of any reimbursements already made by ALLIEDSIGNAL for previous adjustment be greater than the excess, ALLIEDSIGNAL will bill CUSTOMER for recovery of prior credits equal to the difference of these amounts. If at these times the cumulative total of chargeable removals is equal to or less than the cumulative total of allowable removals, ALLIEDSIGNAL will bill CUSTOMER for recovery of prior credits.

SECTION 7:       BASIC ENGINE IN-FLIGHT SHUTDOWN RATE GUARANTEE
- ----------       ----------------------------------------------

7.1      GUARANTEE STATEMENT
         -------------------

         ALLIEDSIGNAL guarantees that the ALF 502R-5 fleet average Basic Engine
         In-Flight Shutdown Rate will not exceed [*]    per    [*]   Engine
         Flight Hours on a cumulative basis for a period of five years commencing with the initiation of operation of the first ALF 502R-5 powered BAe146 Series Aircraft.

7.2      REMEDY
         ------

         Under the provision of the Plan, ALLIEDSIGNAL will provide a credit of [*] for each excess shutdown. Adjustments will be made annually on a cumulative-to-date basis. Should
         CUSTOMER return the Aircraft per the provisions of the Aircraft Leases, any outstanding credit notes due CUSTOMER will be paid to CUSTOMER by ALLIEDSIGNAL.

7.3      DEFINITION
         ----------

         A basic engine caused in-flight shutdown is an engine shutdown which occurs at any time an Aircraft is airborne as a result of a basic engine malfunction while being used in the manner for which it was designed, and which was not externally induced.

7.4      ACCOUNTING
         ----------

         1. Credits due under this guarantee shall be reviewed Bi-annually with annual adjustments.

         2. At the end of each six (6) month interval of the Accounting period CUSTOMER shall submit to ALLIEDSIGNAL a report of scheduled Aircraft revenue flight hours and basic engine caused in-flight shutdowns occurring during the previous six
                 (6)
                 calendar month period, which ALLIEDSIGNAL shall have reasonable opportunity to verify.

         3. If at the end of each Accounting Period, the cumulative total of chargeable in-flight shutdowns to date exceeds the cumulative total of allowable in-flight shutdowns to date,
                 ALLIEDSIGNAL shall credit CUSTOMER            [*]
                 for each chargeable in-flight shutdown in excess of the allowable number of shutdowns, less the net aggregate of any reimbursements already made by ALLIEDSIGNAL for previous Accounting Periods. Should the net aggregate of any reimbursements already made by ALLIEDSIGNAL for previous adjustments be greater than the excess, ALLIEDSIGNAL will bill CUSTOMER for recovery of prior credits equal to the difference of these amounts. If at these times the cumulative total of actual in-flight shutdowns is equal to or less than the cumulative total of chargeable in-flight shutdowns, ALLIEDSIGNAL will bill CUSTOMER for recovery of prior credits provided.

SECTION 8:       ENGINE DELAY AND CANCELLATION RATE GUARANTEE
- ----------       --------------------------------------------

8.1      GUARANTEE STATEMENT
         -------------------

         ALLIEDSIGNAL guarantees that the ALF 502R-5 fleet average basic caused (non-cascaded) Engine Delay and Cancellation Rate will not exceed
         [*]                                      on a cumulative basis for a
         period of five years commencing with the initiation of revenue service utilizing the first ALF 502R-5 powered BAe146 Series Aircraft.

8.2      REMEDY
         ------

         Under the provisions of the Plan, ALLIEDSIGNAL will provide a credit
         to         [*] for each excess delay and cancellation.  Adjustments
         will be made annually on a cumulative-to-date basis. Should CUSTOMER return the Aircraft per the provisions of the Aircraft Leases, any outstanding credit notes due CUSTOMER will be paid to CUSTOMER by ALLIEDSIGNAL.

8.3      DEFINITIONS
         -----------

         The following definitions shall control the meaning of the indicated terms throughout this Section 8.

         1. "Chargeable Event" shall mean one or more confirmed mechanical failures in an eligible Part or system which:

                 (1) Solely prevents an Aircraft operated by CUSTOMER from being dispatched within (15) fifteen minutes after

                          (a) The scheduled departure time if on an originating flight, or

                          (b) The expiration of the schedule ground time if on a through service or turnaround flight, provided that but for the Chargeable Event that Aircraft could have departed within such
                                  (15) fifteen minutes, or, provided that where such departure is delayed for reasons other than those contemplated in this paragraph 8.3, the schedule departure time shall be the rescheduled time or times of departure thereafter, or,

                 2. Causes the Aircraft to return to the ramp or to alternative landing site without having completed its scheduled flight sector. The cancellation or delay of subsequent sectors of a scheduled service resulting from a Chargeable Event shall be disregarded for the purposes of this guarantee.

2. "ADR" shall mean the Achieved Dispatch Reliability which is expressed as a percentage value to be computed in accordance with Paragraph 8.3 hereof based on actual experience.

3.       "MDR" shall mean the Minimum Dispatch Reliability of     [*]  %
         against which the ADR is to be measured, and which is subject to the parameters and adjustments listed in Paragraph 8.4 hereof.

4. "Dispatch" shall mean the officially recorded time of Aircraft movement.

5. "Eligible Part or System" shall mean any part or system of the Engine which has not been expressly designated an allowable deficiency in the CAA Approved Minimum Equipment List, has been obtained by CUSTOMER from a source authorized by ALLIEDSIGNAL, and has been properly maintained.

6. "Compensate" shall mean provision of credits from ALLIEDSIGNAL to CUSTOMER, as described in Paragraph 8.6 hereof, which shall be the only remedy available to CUSTOMER in respect of the guarantee statement.

8.4      COMPUTATION OF ADR
         ------------------

         The ADR for the Aircraft fleet shall be computed at the end of each time period during the Guarantee Period, and shall be the result of the formula:

                                  ADR = (100 - 100X) %
                                               ----
                                                 Y
where:
         ADR              =       the Achieved Dispatch Reliability percentage
                                  for that time period;

         100%             =       a perfect ADR percentage;

         X                =       total number of Chargeable Events during that
                                  time period;

         Y                =       total number of scheduled departures for the
                                  Aircraft Fleet during that time period less airframe and weather caused chargeable events.

8.5      MDR PARAMETERS AND ADJUSTMENTS
         ------------------------------

         The MDR percentage values established in the guarantee statement are based on the understanding that the operation of the Aircraft fleet will be in accordance with the Basic Understandings outlined herein and as within the EMCPP Agreement.

         CUSTOMER shall advise ALLIEDSIGNAL of any operations outside the above stated parameters, and agreement shall be reached on equitable adjustments to the guaranteed MDR percentage values that arise from alteration in the parameters.

8.6      ACCOUNTING
         ----------

         A. Credits due under this guarantee shall be reviewed Bi-annually with annual adjustments.

         B. At the end of each six months during the Accounting Period, CUSTOMER shall submit to ALLIEDSIGNAL a report of scheduled Aircraft revenue departures and Chargeable Events occurring during the previous six month period, which ALLIEDSIGNAL shall have reasonable opportunity to verify.

         C. If at the end of each Accounting Period the cumulative total of the ADR to date is less than the cumulative total of the MDR to date, ALLIEDSIGNAL shall credit CUSTOMER
                     [*]                                      for each
                 Chargeable Event during the Accounting Period which causes the ADR to be less favorable than the MDR less the net aggregate of any reimbursements already provided by ALLIEDSIGNAL for previous Accounting Periods. Should the net aggregate of any reimbursements already made be greater than the excess, ALLIEDSIGNAL will bill CUSTOMER for recovery of prior credits equal to the difference of these amounts. If at these times the cumulative total of ADR to date is equal to or greater than the cumulative total of the MDR to date established in the guarantee statement, ALLIEDSIGNAL will bill CUSTOMER for recovery of prior credits provided.

SECTION 9:       ENGINE INTRODUCTORY ASSISTANCE
- ---------        ------------------------------

9.1      Spare Engine Support
         --------------------

         [*]




















9.2      Spare Parts & GSE Support
         -------------------------

         A. ALLIEDSIGNAL will undertake to position an initial inventory of ALF 502R-5 Line Replaceable Units (LRU's) at CUSTOMER's facility at no charge to CUSTOMER. The content of this inventory will be as outlined in Attachment 1. The LRU's will be delivered against a no charge purchase order to be issued by CUSTOMER. Free and clear title to and ownership of such LRU's shall pass to CUSTOMER immediately upon receipt of CUSTOMER's fifth BAe146 Series Aircraft.

         B. ALLIEDSIGNAL will undertake to position an initial inventory of Ground Support Equipment (GSE) at CUSTOMER's facility at no charge to CUSTOMER. The content of such initial GSE inventory will be as outlined in Attachment 2. The GSE will be delivered against a no-charge purchase order to be issued by CUSTOMER. Free and clear title to and ownership of such GSE shall pass to CUSTOMER immediately upon receipt of CUSTOMER's fifth BAe146 Series Aircraft. ALLIEDSIGNAL shall have no responsibility to replenish or repair such GSE except for correction of defects in material or workmanship in accordance with good commercial practice.

         D. CUSTOMER shall procure an initial inventory of Consumable/Expendable hardware, based upon a provisioning conference to be scheduled not later than 60 days prior to first BAe146 Series Aircraft delivery.

9.3      TECHNICAL PUBLICATIONS
         ----------------------

         ALLIEDSIGNAL will provide CUSTOMER with five (5) sets and regular revision service of ALF 502R-5 Technical Manuals and other support documents, free of charge, necessary to operate and maintain the ALF 502R-5 engine in hard copy or microfilm.

         Technical documentation consists of:

         A.      Engine Manual

                 Provides complete engine maintenance procedures and acceptance standards necessary for engine and module repair including component repair up to and including full engine overhaul and test.

         B.      Illustrated Parts Catalog

                 Provides, by part number, a complete illustrated breakdown of the engine by module, sub-module, and sub-assembly to the piece part level.

         C.      Illustrated Tool and Equipment Manual

                 Provides, by part number, an illustrated breakdown of all the tools and support equipment used in the maintenance, assembly, and disassembly of the ALF502 engine. The manual also illustrates the designated portion of the engine at which the tool/equipment is used and describes its function.

         D.      Component Maintenance and Overhaul Manual

                 Provides full details for the in-depth repair and/or overhaul of each of the repairable vendor supplied accessory components installed on the ALLIEDSIGNAL ALF502 series engine.

         E.      Service Bulletins

                 Service Bulletins are periodically issued as required to provide information on engine inspection or configuration changes that improve the reliability, maintainability and/or economics of the product. Technical publications are supplied and updated in accordance with ATA Specification 100.

         F.      Service Letters

                 Service Letters are issued as required to provide information of a general nature which does not warrant the issuance of a Service Bulletin.

9.4      TRAINING
         --------

         To further assure successful operation of the ALF 502R-5 Series Turbofan engine in airline service, ALLIEDSIGNAL has prepared an extensive, lecture/hands-on Engine Training Program at our training school facility located in Phoenix, Arizona. ALLIEDSIGNAL will provide free of charge to CUSTOMER eighteen (18) Line Maintenance training slots at a schedule to be agreed.

Description of courses offered:

         Course Type:  Line Maintenance Training

         Recommended for:                  Supervisory and line maintenance personnel

         Course Objective:                 Provides the knowledge and experience necessary to service, adjust, diagnose, and repair the engine and its supporting systems, including the performance of required Hot Section (HSI) and other line level inspections.

         Type of Presentation:             Lecture/demonstration 40%, hands-on 60%

         Course Duration:                  40 hours

         Line Level Maintenance Course consists of the following training phases:

         Engine Design Philosophy
         Electrical, Ignition, and Thermocouple System Operation and Servicing Systems Operation and Servicing
         Nomenclature, Function, and Test Description of Line
         Replaceable Units
         Overspeed Trip System Operation
         Engine Airflow Orientation
         Major Engine Module Removal and Installation Procedures
         Compressor and Engine Air Bleed Systems
         Line Level Module Repair and Hot Section and Hot Section
         Inspection Techniques
         Line Service and Inspection Requirements
         Borescope Inspection Technics
         Lubrication System Operation and Servicing
         Fuel System Operation and Line Troubleshooting procedures
         Procedures
         Utilization of Engine Logbooks
         Fuel Control Servicing Procedures
         Accessory Drive and Power Extraction System Operation

                                  ATTACHMENT 1

                             LINE REPLACEABLE UNITS
                             ----------------------

The following new/used serviceable Line Replaceable Units (LRU) will be provided to CUSTOMER:

 Bleed Band Actuator                  2-160-350-29                         1 each

 Pump Assembly                        2-160-790-08                         1 each

 Fuel Manifold Assy.                  2-163-620-35                         2 each

 Fuel Manifold Assy.                  2-163-620-36                         2 each

 Fuel Control Assy.                   2-163-810-21                         1 each

 Anti-ice Splitter                    2-173-530-02                         1 each

 IN-Line Fuel Filter                  2-183-660-02                         1 each

 Oil Pump Assy.                       2-193-790-01                         1 each

 Main Fuel Filter                     2-263-440-01                         1 each

 Flow Divider                         2-300-711-02                         1 each

 Fuel Solenoid Valve                  2-303-175-02                         1 each

 Heat Exchanger                       2-303-491-02                         1 each

 Anti-ice Valve                       2-303-625-02                         1 each

                                  ATTACHMENT 1

                            GROUND SUPPORT EQUIPMENT

The following Ground Support Equipment will be provided to CUSTOMER:

 TOOL NO.                                                         FUNCTION
 --------                                                         --------
 LTCT   1430-01                                  Engine Lifting Sling
 LTCT   7952-01                                  Actuator Position Indicator
 LTCT   13712-01                                 G.P. Module Lifting Sling
 LTCT   14617-01                                 C.T. Module Lifting Adapter
 LTCT   27680-01                                 Overspeed System Test Kit
 LTCT   28960-01                                 Scavenge Oil Temp. Probe


In addition to the above, ALLIEDSIGNAL will provide blueprints to facilitate local manufacture, for CUSTOMER'S exclusive use, the following tools:

 TOOL NO.                                                FUNCTION
 --------                                                --------
 LTCT   7844-01                   Press Installation Sleeve Set
 LTCT   7514-01                   F.C.U. Pad Seal Puller
 LTCT   7121-01                   F.C.U. Shaft Seal Installation Tool
 LTCT   1430-01                   T-Bolt Jack Screw Set
 LTCT   5973-01                   G.P. Module Parking Stand
 LTCT   7185-01                   Compressor Wash Fixture
 LTCT   7197-01                   Module Depth Gage
 LTCT   7496-01                   Three Engine Ferry N2 Lock
 LTCT   12986-01                  Three Engine Ferry N1 Lock
 LTCT   14125-01                  C.T.  Module Parking Cradle
 LTCT   14238-01                  Fan Module Dust Cover
 LTCT   14377-01                  Sun Gear Extension Wrench
 LTCT   14496-01                  Fourth Turbine Dust Cover
 LTCT   14775-01                  Cold Weather Fuel Control Trim Stop
 LTCT   28999-01                  Engine Dolly
 LTCT   14605-01                  Starter Pinion Gearshaft Fixture

The following conditions apply to the issuance of the above blueprints to CUSTOMER:

1. Tools manufactured via the supplied drawings shall not be resold by CUSTOMER.

2. CUSTOMER accepts full responsibility for maintaining confidentiality of all drawings whether the drawings are in their possession or in the possession of an outside vendor.

To facilitate the fabrication of the above items, CUSTOMER may contact the following ALLIEDSIGNAL licensed representative:

Turbine Tool
6600-D Burleson Rd.
Austin, TX 78744
Attention: John Ridings (512) 385-5311

                         APPENDIX A - SUPPORT SERVICES

ALLIEDSIGNAL shall provide the following support services to CUSTOMER free of charge unless otherwise specified:

1.       A.      Customer Support Engineering

         B.      Service Analysis

         C.      Field Service Representatives

         D. Training in the operation, servicing, maintenance and repair of equipment.

         E. Engine and component overhaul and repair services by wholly owned ALLIEDSIGNAL commercial facilities located at Stratford, Connecticut; Greer, South Carolina; or Luton, England.

         F. Reliability criteria and assessment, when required, from the initial point of design conception until the ultimate retirement of the product from active service.

         G. Maintainability, safety engineering and human factors input to engineering design, development and operational programs.

         H. Preparation, production cataloging, and distribution requirements of technical manuals and publications for commercial customers in support of ALLIEDSIGNAL products.

         I. Initial and on-going hardware provisioning support and analysis to airline customers.

         J. Processing of customer orders to ensure that the proper spare parts and ground support equipment will be made available to customers to meet their needs as confirmed by contract, purchase order or agreement.

         K. Integration of the activities of all elements of customer service to ensure effective and efficient product support to all ALLIEDSIGNAL customers.

         L. Ensure the necessary interfaces between CUSTOMER Operations and other elements of the Division in providing and establishing ALLIEDSIGNAL'S posture with its customers and suppliers.

         M. Processing of CUSTOMER warranty claims to ensure that the customer is able to maintain an adequate level of spare parts to support its flight program, while at the same time having a minimal impact on financial operations.

                            APPENDIX B - DEFINITIONS

         A. "Aircraft", as used herein, shall mean any or all of the BAe146 Series Aircraft manufactured by BAE/AVRO and acquired by or for CUSTOMER for civil commercial service.

         B. "Engine/s", as used herein, shall mean ALF502R-5 Series turbofan engines acquired for use on Aircraft. "Engines" shall not include QEC hardware.

         C. "Basic Engine", as used herein, shall mean those twenty-two eligible ALF502R-5 Series turbofan engine less accessories.

         D. "Module/s" as used herein, shall mean replaceable sub assembly sections of the Engine.

         E. "Part/s", as used herein, shall mean replacement components for Engines and Modules.

         F. "Flight Hours" or "Flying Time", as used herein, shall mean the amount of time incurred by the Aircraft from the moment of wheels-off the ground to the moment of wheels-on the ground at the end of the flight.

         G. "Labor" as used herein, shall mean all eligible time expended by CUSTOMER and its overhaul facility maintaining, repairing or replacing Engines, Modules or Parts.

         H. "Relevant Period", as used herein, shall mean a period of time commencing with the delivery of the first ALF502R powered BAe146 aircraft into Customers fleet and ending upon the anniversary of the delivery date of the fifth Aircraft, or upon termination of the Aircraft lease, without regard to extensions, whichever occurs first.

         I. "Accounting Period", as used herein, shall mean a twelve month interval during the Relevant Period.

         J. "Accessories", as used herein, shall mean those items listed below:

                                  Lube & Scavange Pump
                                  Fuel/Oil Heat Exchanger
                                  Fuel Flow Divider
                                  Thermocouple Harness
                                  NH and NL Speed Pickup
                                  Ignition Exciter
                                  Air Bleed Actuator
                                  Drain Valve

                                  Drain Valve
                                  Overspeed Controller
                                  Anti-Ice Valve
                                  Fuel Ecology Valve
                                  Fuel Valve
                                  Fuel Control Unit
                                  In-Line Fuel Filter
                                  Main Fuel Filter
                                  Gearbox Chip Detector

         K. "Tool", as used herein, shall mean a special tool intended to facilitate assembly, disassembly or maintenance of an Engine, Module, Accessory or Part.

         L. "Item/s", as used herein, shall mean Engines, Modules, Accessories, and Parts.

         M. "GSE", as used herein, shall mean ground support equipment required for handling and maintenance of Engines.

         N. "AOG", as used herein, shall mean the situation which occurs when any one of CUSTOMER's Aircraft is grounded or in imminent danger of being grounded solely because CUSTOMER cannot provide a serviceable Item from its own resources.

         O. "Unserviceability", as used herein, shall mean unserviceability of an Item that can be shown to result from some act or omission within the control of ALLIEDSIGNAL or the manufacturer of an Item and excluding unserviceability coincident with ingestion of foreign objects, or salt corrosion, or any storage, maintenance, overhaul, installation, handling, alteration, modification, experimental running, operation or use not in accordance with applicable ALLIEDSIGNAL instructions, or operation with fuels or lubricants other than those specifically identified in the Technical Specifications, or subjection to accident, misuse or neglect unless there is reasonable evidence that such an event was not the cause of the unserviceability.

         P.      Deleted

         Q. "CAA", as used herein, shall mean the Civil Aviation Authority of the United Kingdom.

         R. "FAA", as used herein, shall mean the Federal Aviation Administration of the United States of America.

         S. "Consumables" or "Expendables", as used herein, shall mean Items for which no authorized repair procedure exists and whose cost of repair would normally exceed that of replacement. These are further categorized into the following groupings (as defined further in the "World Airline and Supplier's Guide" currently in effect):

                                  Mandatory (100%) Replacement Items
                                  On Condition Replacement Items
                                  Hardware Items
                                  Bulk Material